Exhibit C(16)

                      FIRST SUPPLEMENTAL INDENTURE OF TRUST

     THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST, made and entered into as of June 1, 1998 (the "First Supplemental Indenture"), by and between the Port of St. Helens, Oregon, a municipal corporation of the State of Oregon (the "Issuer") and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee"), with its principal office located in New York, New York, and, by virtue of the laws of the State of New York, duly organized, existing and authorized to accept and execute trusts of the character set out herein and in that certain Indenture of Trust by and between the Issuer and Chemical Bank, dated as of August 1, 1990 (the "Original Indenture")

                                   WITNESSETH:

     WHEREAS, pursuant to the Original Indenture (together with this First Supplemental Indenture, the "Indenture") and the authority contained in Oregon Revised Statutes Chapter 777 (the "Act"), the Issuer has heretofore issued its $9,600,000 aggregate principal amount of Variable Rate Demand Pollution Control Revenue Bonds, Series 1990A (Portland General Electric Company Project) (the "Series 1990A Bonds"), which are currently outstanding in the aggregate principal amount of $9,600,000, to finance, on behalf of Portland General Electric Company (the "Company"), certain pollution control and solid waste disposal facilities (the "Project"); and

     WHEREAS, pursuant to that certain Lease and Sublease Agreement between the Issuer and the Company, dated as of August 1, 1990 (the "Agreement"), the Company has leased the Project to the Issuer, the Issuer has subleased the Project to the Company and the Company has agreed to pay the Rental Payments (as defined in the Agreement) for such subrental from the Issuer; and

     WHEREAS, the Company has exercised the option given to it under the Original Indenture to convert the interest on the Series 1990A Bonds from a Daily Interest Rate (as defined in the Original Indenture) to a Term Interest Rate (as defined in the Original Indenture), which Term Interest Rate shall commence on July 1, 1998 and shall terminate on the final maturity date of the Series 1990A Bonds; and

     WHEREAS, the Company has requested the Issuer and the Trustee to enter into this First Supplemental Indenture to amend the Original Indenture by amending certain of the optional redemption provisions therein; and

     WHEREAS, Section 9.2 of the Indenture provides, among other things, that the Indenture may be amended by an indenture supplemental to the Original Indenture, with the consent of the holders of 66-2/3 % in outstanding principal amount of the Series 1990A Bonds; and

     WHEREAS, the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

     NOW, THEREFORE, this First Supplemental Indenture Witnesseth:

     Section 1. Definitions. Unless the context otherwise requires, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

     Section 2. Representations. The Issuer and the Trustee represent the following:

          (a) the Original Indenture has not heretofore been supplemented or amended;

          (b) no Bonds other than the Series 1990A Bonds have heretofore been issued under the Indenture; and

          (c) the Bank is the issuer of the Letter of Credit currently outstanding under the Indenture.

     Section 3. Findings and Determinations. It is hereby found and determined that the amendments to the Original Indenture set forth herein have been approved by all holders of the Series 1990A Bonds and the Bank.

     Section 4. Amendment of Section 4.1 of Original Indenture. Pursuant to the authority contained in Section 9.2 of the Original Indenture, Section 4.1 of the Original Indenture is hereby amended as follows:

     (a) Subsection (b)(i)(B) of Section 4.1 of the Original Indenture is hereby amended in its entirety to read as follows:

          (B) The Series 1990A Bonds shall be redeemed in whole on any Interest Payment Date (which for Bonds bearing interest at Flexible Interest Rates shall be the latest Interest Payment Date on which interest is payable for all Flexible Interest Rate Periods theretofore established) with Available Moneys on deposit in the Bond Fund at a redemption price equal to the principal amount thereof upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of Series 1990A Bonds in whole:

               (I) all or substantially all of the Facility shall be damaged or destroyed and the Company shall determine that it is not practicable or desirable to rebuild, repair and restore the Facility;

               (II) all or substantially all of the Facility shall be condemned or such use or control thereof shall be taken by eminent domain as to render the Facility unsatisfactory to the Company for continued operation;

               (III) unreasonable burdens or excessive liabilities shall be imposed upon the Issuer or the Company with respect to the Facility or the operation thereof; or

               (IV) all or substantially all of the property of the Company shall be transferred or sold to any corporation other than an affiliate of the Company or the Company shall be consolidated with or merged into a corporation other than an affiliate of the Company in such manner that the Company is not the surviving corporation.

     provided, however, that the decommissioning of the Facility pursuant to the Order dated April 15, 1996 issued by the United States Nuclear Regulatory Commission in Docket No. 50-344 shall not constitute one of the events described in (I), (II), (III) or (IV) immediately above permitting redemption of the Series 1990A Bonds.

     (b) Subsection (b)(i)(C) of Section 4.1 of the Original Indenture is hereby amended in its entirety to read as follows:

          (C) On the effective date of any Term Interest Rate Period, the Series 1990A Bonds shall be subject to redemption, in whole or in part with Available Moneys on deposit in the Bond Fund, at the option of the Company, at the principal amount thereof without premium. During any Term Interest Rate Period, the Series 1990A Bonds also shall be subject to redemption, in whole or in part, with Available Moneys on deposit in the Bond Fund, at the option of the Company, at the times (measured in each case from the first day of the applicable Term Interest Rate Period), and at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any, to the redemption date:

                 REDEMPTION                           REDEMPTION
                    DATE                                 PRICE
           at any time on or after
           July 1, 2008                                  102%
           July 1, 2009                                   101
           July 1, 2010 and thereafter                    100

     Section 5. Original Indenture in Full Force and Effect. Except as specifically amended hereby, the Original Indenture is and shall remain in full force and effect.

     Section 6. Interest Rate Upon Conversion. The Term Interest Rate commencing on July 1, 1998 is 5.25% on the Series 1990A Bonds.

     Section 7. Execution of Several Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

     Section 8. Effective Date. This First Supplemental Indenture shall become effective when the Swiss Bank Corporation, the Company and the holders of 66-2/3% in outstanding principal amount of the Series 1990A Bonds approve the amendments herein contained to the Original Indenture.

     IN WITNESS WHEREOF, the Port of St. Helens, Oregon, has caused this First Supplemental Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, and The Chase Manhattan Bank has caused this First Supplemental Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, all as of the day and year first above written.



                                    PORT OF ST. HELENS, OREGON

                                    By: /s/ [illegible]
                                       -----------------------------------
                                       President



[SEAL]

ATTEST:



By /s/ [illegible]
  ------------------------------
   Secretary



                                    THE CHASE MANHATTAN BANK,
                                          as Trustee



                                    By____________________________________
                                       Its________________________________

     IN WITNESS WHEREOF, the Port of St. Helens, Oregon, has caused this First Supplemental Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, and The Chase Manhattan Bank has caused this First Supplemental Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, all as of the day and year first above written.



                                    PORT OF ST. HELENS, OREGON

                                    By:____________________________________
                                       President



[SEAL]

ATTEST:

By_____________________________
   Secretary

                                    THE CHASE MANHATTAN BANK,
                                          as Trustee

                                    By /s/ [illegible]
                                       -----------------------------------
                                       Its  SENIOR TRUST OFFICER
                                           -------------------------------

                               CONSENT OF THE BANK

     Each of the undersigned hereby certify that they have the authority to execute this Consent for and on behalf of UBS AG, Stamford Branch, successor in interest to Swiss Bank Corporation, Stamford Branch, and do hereby, for and on behalf of UBS AG, Stamford Branch, consent to the execution and delivery of the foregoing First Supplemental Indenture of Trust, dated as of June 1, 1998 (the "First Supplement"), by and between the Issuer and the Trustee (as each such term is defined in the First Supplement).



                                    UBS AG, STAMFORD BRANCH



                                    By   /s/ James J. Diaz
                                       ------------------------------------
                                       Its  James J. Diaz
                                           --------------------------------
                                            Executive Director,
                                           Loan Portfolio Support, US


                                    By   /s/ Denise M. Clerkin
                                       ------------------------------------
                                       Its Denise M. Clerkin
                                       ------------------------------------
                                           Associate Director
                                           Loan Portfolio Support, US

                               CONSENT OF COMPANY

     Portland General Electric Company does hereby consent to the execution and delivery of the foregoing First Supplemental Indenture of Trust, dated as of June 1, 1998 (the "First Supplement") by and between the Issuer and the Trustee (as each such term is defined in the First Supplement).


                                    PORTLAND GENERAL ELECTRIC COMPANY

                                    By /s/ [illegible] JMS
                                       ------------------------------------
                                       Its  Vice President, Chief Financial
                                       ------------------------------------
                                           Officer and Treasurer

Goldman, Sachs & Co. | 555 California Street | San Francisco, California 94104
Tel: 415-393-7500


                                                                         Goldman
                                                                         Sachs

                                                July 1, 1998

The Depository Trust Company
7 Hanover Square
New York, New York 10004

Attention: Proxy Department/Kathy Caziarc

     RE:                          $16,700,000
                           Port of St. Helens, Oregon
       Variable Race Demand Pollution Control Revenue Bonds, 1995 Series B
                   (Portland General Electric Company Project)
                            CUSIP Number: 735328 AG 1

                                   $9,600,000
                           Port of St. Helens, Oregon
       Variable Rate Demand Pollution Control Revenue Bonds, Series 1990A
                   (Portland General Electric Company Project)
                            CUSIP Number: 735328 AJ 5

Ladies and Gentlemen:

     Please cause your nominee, Cede & Co., to sign the attached Consent Agreements, and have Cede & Co.'s signature notarized, with respect to $26,300,000 in principal amount of the above referenced Bonds (the "Bonds"), and please fax the signed Consent Agreements to Rodney G. Wendt. Esq. of Chapman and Cutler at (801) 533-9595, with delivery of the original Consent Agreements to be made via Federal Express to Mr. Wendt and charged to the following Federal Express account: 1011-5812-8. The Federal Express label should be addressed as follows:

                           Rodney G. Wendt
                           Chapman and Cutler
                           50 South Main Street, Suite 800
                           Salt Lake City, Utah  84144-0402

     The undersigned represents to the Depository Trust Company ("DTC") and Cede & Co. that pursuant to a Remarketing Agreement dated June 12, 1998, by and between Portland

General Electric Company and Goldman, Sachs & Co (the "Purchaser"), the Purchaser is, on the date hereof, the sole beneficial owner of all of the Remarketed Bonds and that all of the Bonds are registered in the name of Cede & Co. In consideration of Cede & Co. signing the attached Consent Agreements, the Purchaser hereby agrees to indemnify and hold harmless DTC and Cede & Co. from and against all claims, losses, liabilities and expenses, including without limitation, attorney's fees, arising out of or relating to the attached Consent Agreements.

                                    Very truly yours,

                                    GOLDMAN, SACHS & CO.

                                    By /s/ Goldman Sachs & Co.
                                       ------------------------------------
                                       Its
                                          ---------------------------------

Enclosure

                                CONSENT AGREEMENT

     The undersigned, Cede & Co., as registered owner of the Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds (Portland General Electric Company Project) (the "Bonds"), CUSIP 735328 AJ 5 upon the written instructions received on the date hereof from Goldman Sachs & Co. (the "Purchaser"), the purchaser and sole beneficial owner of the Bonds, hereby consents, for itself and all subsequent owners the amendment and resatatement in its entirety of Sections 4.1(b)(i)(B) and 4.1(b)(i)(C) of the Indenture of Trust, dated as of August 1, 1990 (the "Indenture") between the Port of St. Helens, Oregon (the "Issuer") and The Chase Manhattan Bank (the "Trustee") by the First Supplemental Indenture of Trust dated as of June 1, 1998 (the "Supplemental Indenture") between the Issuer and the Trustee, such Supplernentatl Indenture to be in substantially the form attached hereto as Exhibit A, with such changes, however, to the form of such Supplemental Indenture as may be approved by the Purchaser, the Trustee and the Issuer.

     The undersigned has caused this consent to be executed this July 1, 1998.

                                    CEDE & CO.



                                    By: /s/ John Scheuermann
                                       -------------------------------
                                    Name:    John Scheuermann
                                         -----------------------------
                                    Title:   Vice President
                                          ----------------------------

STATE OF NEW YORK    )
                     )  SS:
COUNTY OF NEW YORK   )

     On the 1st day of July, 1998, before me personally came John Scheuermann, to me known, being by me duly sworn, did depose and say that his or her business address is at 55 Water Street, New York, New York 10041; that he or she is a Partner of Cede & Co. and that he or she signed his or her name to the above document with full authority on behalf of Cede & Co.


                                    /s/ Jay Gottlieb
                                    -------------------------------------
                                    Notary Public
                                    My Commission Expires:  9/30/99
                                                          ---------------

                                                   Jay Gottlieb
                                         Notary Public, State of New York
                                                 No. 01GO4836469
                                            Qualified in Kings County
                                      Commission Expires September 30, 1999